Exhibit 21.01

Subsidiaries of the Company

America’s Drive-In Brand Properties LLC, a Kansas limited liability company
America’s Drive-In Holding Inc., a Kansas corporation
America’s Drive-In Restaurants LLC, a Kansas limited liability company
Sonic Capital LLC, a Delaware limited liability company
Sonic Community Development, Inc., an Oklahoma corporation
Sonic Industries LLC, a Delaware limited liability company
Sonic Industries Franchising LLC, a Delaware limited liability company
Sonic Industries Services Inc., an Oklahoma corporation
Sonic Restaurants, Inc., an Oklahoma corporation
Sonic Property Development, L.L.C., an Oklahoma limited liability company
Sonic Technology Fund, L.L.C., an Oklahoma limited liability company
Sonic Value Card, L.L.C., a Virginia limited liability company
SPOTlight, LLC, an Oklahoma limited liability company
SRI Real Estate Holding LLC, a Delaware limited liability company
SRI Real Estate Properties LLC, a Delaware limited liability company

As of August 31, 2007, Sonic Restaurants, Inc. or America’s Drive-In Holding Inc. owns the majority interest in 654 partnerships and limited liability companies, each of which operates a Sonic Drive-In restaurant.  The names of those 654 majority-owned entities have been omitted.